UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 19, 2021, Ammo, Inc. (“we” or “us”), entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P., as representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment public offering of 1,097,200 newly issued shares of our 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) at a public offering price of $25.00 per share. Under the terms of the Underwriting Agreement, we granted the Underwriters a 45-day option to purchase up to an additional 164,580 shares of Series A Preferred Stock from us.

The closing of the offering took place on May 21, 2021.

The gross proceeds to us from the sale of 1,097,200 shares of Series A Preferred Stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $27,430,000. If the Underwriters exercise their option to purchase additional shares in full, the gross proceeds to us from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $31,544,500. We intend to use the net proceeds from this offering for to fund organic growth initiatives and general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The shares of Series A Preferred Stock sold by us have been registered pursuant to a registration statement on Form S-3 (File No. 333-253192), which the Securities and Exchange Commission (the “Commission”) declared effective on February 24, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the Commission on May 21, 2021.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Lucosky Brookman LLP related to the shares of Series A Preferred Stock sold in the offering is filed as Exhibit 5.1 hereto.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the issuance by the Company of its Series A Preferred Stock on May 21, 2021, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock, par value $0.001 per share (“Common Stock”) or any shares of other stock of the Company that rank junior to or on parity with the Series A Preferred Stock either as to the payment of dividends and/or as to the distribution of assets upon the liquidation, dissolution or winding up of the Company is subject to certain restrictions in the event that the Company does not declare and pay (or set aside) dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock, including such restrictions, are more fully described in Item 5.03 below, and this description is qualified in its entirety by reference to the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2021, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the Series A Preferred Stock. As described in Item 1.01 above, on May 19, 2021, the Company entered into the Underwriting Agreement relating to a firm commitment public offering of 1,097,200 newly issued shares of Series A Preferred Stock. The following is a summary description of those terms and the general effect of the issuance of the shares of Series A Preferred Stock on the Company’s other classes of registered securities.

The Series A Preferred Stock will, as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding-up, rank: (1) senior to all classes or series of Common Stock and to all other capital stock issued by the Company expressly designated as ranking junior to the Series A Preferred Stock; (2) on parity with any future class or series of the Company’s capital stock expressly designated as ranking on parity with the Series A Preferred Stock; (3) junior to any future class or series of the Company’s capital stock expressly designated as ranking senior to the Series A Preferred Stock; and (4) junior to all the Company’s existing and future indebtedness.

The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares the Series A Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) an amount equal to $25.00 per share of the Series A Preferred Stock, plus any amount equal to any accumulated and unpaid dividends to the date of payment before any distribution or payment may be made to holders of shares of Common Stock or any other class of or series of the Corporation’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock.

The Company will pay cumulative cash dividends on the Series A Preferred Stock when, as and if declared by its board of directors (or a duly authorized committee of its board of directors), only out of funds legally available for payment of dividends. Dividends on the Series A Preferred Stock will accrue on the stated amount of $25.00 per share of the Series A Preferred Stock at a rate per annum equal to 8.75% (equivalent to $2.1875 per year), payable quarterly in arrears. Dividends on the Series A Preferred Stock declared by our board of directors (or a duly authorized committee of our board of directors) will be payable quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on June 15, 2021.

Generally, the Series A Preferred Stock is not redeemable by the Company prior to May 18, 2026. However, upon a change of control or delisting event (each as defined in the Certificate of Designations), the Company will have a special option to redeem the Series A Preferred Stock for a limited period of time.

As further described in the Certificate of Designations, so long as any share of the Series A Preferred Stock remains outstanding, unless the Company has either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past completed dividends, the Company will be restricted from making certain dividends and conducting certain redemption and repurchases with respect to its capital stock. The restrictions in the foregoing sentence are subject to limited exceptions.

Holders of shares of the Series A Preferred Stock generally have no voting rights, except as required by law and as provided in the Certificate of Designations. Voting rights for holders of the Series A Preferred Stock exist primarily with respect to material and adverse changes in the terms of the Series A Preferred Stock and the creation of additional classes or series of preferred stock that rank senior to the Series A Preferred Stock.

In addition, subject to certain limitations, if dividends on any shares of the Series A Preferred Stock have not been declared and paid for four full quarterly dividend payments, whether or not for consecutive dividend periods, the holders of shares of the Series A Preferred Stock, voting together as a class with holders of any other series of preferred stock then outstanding upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors until all accumulated dividends for all past completed dividend periods have been paid in full on the Series A Preferred Stock.

The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Series A Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between Ammo, Inc. and Alexander Capital, L.P., as representative, dated May 19, 2021
3.1	Certificate of Designations with respect to the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, dated May 18, 2021 (incorporated by reference to Exhibit 3.3 of Ammo, Inc.’s Form 8-A (File No. 001-13101), filed on May 20, 2021)
5.1 23.1	Opinion of Lucosky Brookman LLP Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: May 21, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer